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                                                                     EXHIBIT 4.1

                                    (SAMPLE)

                     SHARE CERTIFICATE OF GRAVITY CO., LTD.

                      SHARE CERTIFICATE FOR TEN (10) SHARES

                          KRW five thousand Issue no. 1

                                  Da- No.00000

     1. Name of the company                     GRAVITY Co., Ltd.

     2. Date of incorporation                   April 4, 2000

     3. Total number of authorized shares       Forty million shares

     4. Par value per share                     KRW five hundred

     5. Type of share                           Common share in registered from

     6. Date of issuance                        December 25, 2003

This share certificate is hereby issued and delivered to the person whose name is inscribed on the back of this certificate to certify that such person owns ten (10) shares in GRAVITY Co., Ltd., in accordance with the said company's articles of incorporation.

                                GRAVITY CO., LTD.

                     Representative Director Jung Hwi Young